Exhibit 8.1

MAJOR SUBSIDIARIES OF THE REGISTRANT

Major Subsidiaries
LITB, Inc	United States
Lanting International Holding Limited	Hong Kong
LightInTheBox International Logistic Co., Limited	Hong Kong
Light In The Box Limited	Hong Kong
Ezbuy Holdings limited	Hong Kong
Light Square Limited	Hong Kong
Light Xiao Limitd	Hong Kong
Fashion Easy-go International Trading Co.，Limited	Hong Kong
LITB Netherlands B.V.	Netherlands
Light In The Box (Chengdu) Technology Co., Limited	PRC
Shanghai Light In The Box Information Technology Co., Limited	PRC
Beijing Light In The Box Information Technology Co., Limited	PRC
Shenzhen Light In The Box Trading(Shenzhen) Co., Limited	PRC
Jiaxing Ruili Supply Chain Management Co.,Limited	PRC
Dongguan Herui Supply Chain Management Co.,Limited	PRC
Shenzhen Ruizhihe Supply Chain Management Co.,Limited	PRC
Shenzhen Light In The Box Information Technology Co.,Limitd	PRC
Ezbuy Holding Co., Ltd	Cayman Islands
Ching International Service PTE.LTD	Singapore
Avant E-Commerce Service PTE.LTD	Singapore
Avant Ecommerce Malaysia SDN.BHD	Malaysia
Avant Logistic Service PTE.LTD	Singapore

Variable Interest Entities
Beijing Lanting Gaochuang Technologies Co., Ltd.	PRC
Chongqing Ruizhihe E-Commerce Co., Ltd.	PRC